UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2006

JEWETT-CAMERON TRADING COMPANY, LTD.

(Exact name of registrant as specified in its charter)

British Columbia	0-19954	None

(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

32275 N.W. Hillcrest, North Plains, Oregon 97133

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (503) 647-0110

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

           On March 22, 2006, Jewett-Cameron Trading Company Ltd. (the “Company”) received a Letter of Reprimand from the Listing Qualifications Department of the Nasdaq Stock Market, Inc. indicating that the Company was not in compliance with NASDAQ Marketplace Rules 4350(d)(2), 4350(c)(3)(A), and 4350(c)4)(A). There was no delisting of the Company’s securities or other action as the Listing Qualifications Department stated that it closed the matters by issuance of the Letter of Reprimand.

The Company issued a press release announcing the receipt of the Listing Qualifications Department letter on March 24, 2006, a copy of which is attached as Exhibit 99.1 hereto and is incorporated by reference.

Item 9.01.	Financial Statement and Exhibits

(c) Exhibits.

99.1 Press Release, dated March 24, 2006, issued by Jewett-Cameron Trading Company Ltd..

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JEWETT-CAMERON TRADING COMPANY LTD. (Registrant)
By:	/s/ Donald Boone
DONALD BOONE
Chief Executive Officer

Dated: March 27, 2006

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release Dated March 24, 2006.

Exhibit 99.1

PRESS RELEASE DATED MARCH 24, 2006

Jewett-Cameron Trading Company Ltd.  Announces Receipt of Nasdaq Letter of Reprimand

PORTLAND, OR (MARCH 24, 2006) -- Jewett-Cameron Trading Company Ltd.  (the "Company") (NASDAQ: JCTCF), announced that the Company  received a Letter of Reprimand from the Nasdaq Stock Market on March 22, 2006,  indicating that the Company was not in compliance with the requirements of Marketplace Rules 4350(d)(2), 4350(c)(3)(A), and 4350(c)(4)(A) There was no delisting of the Company’s securities or other action as the Listing Qualifications Department stated that it closed the matters by issuance of the Letter of Reprimand.

NASDAQ advised in its letter that, “While the Company failed to comply with a number of Nasdaq’s continued listing requirements, the failures do not appear to have been the result of a deliberate intent to avoid compliance and, further, the Company acted promptly to cure each deficiency after notice from Nasdaq.”

Contact Information:

Donald M.  Boone

President, Chief Executive Officer

Jewett Cameron Trading Company

32275 NW Hillcrest

North Plains, Oregon 97133